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                                                                     EXHIBIT 3.1

                           CERTIFICATE OF FORMATION

                                      OF

                               ACN HOLDINGS, LLC


          This Certificate of Formation of ACN Holdings, LLC (the "LLC") has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Act (6 Del. C. (S) 18-101, et. seq.).
       -------             --------

          FIRST. The name of the limited liability company formed hereby is ACN Holdings, LLC.

          SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 1301 Centre Road, Wilmington, New Castle County, Delaware 19805.

          THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 1301 Centre Road, Wilmington, New Castle County, Delaware 19805.

          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of this 28th day of August, 1998.


                                    /s/ Royce Yudkoff
                                    -----------------
                                    Royce Yudkoff
                                    Authorized Person